                                                                   EXHIBIT 10.34

                                      LEASE

                                 by and between

                                DUKE REALTY OHIO,
                         AN INDIANA GENERAL PARTNERSHIP

                                       and

                               POCKETSCRIPT, INC.,
                               AN OHIO CORPORATION

                               OFFICE LEASE INDEX

ARTICLE 1 - LEASE OF PREMISES....................................................................................    1

   SECTION 1.01.  BASIC LEASE PROVISIONS AND DEFINITIONS.........................................................    1
   SECTION 1.02.  LEASE OF PREMISES..............................................................................    2

ARTICLE 2 - TERM AND POSSESSION..................................................................................    2

   SECTION 2.01.  TERM...........................................................................................    2
   SECTION 2.02.  CONSTRUCTION OF TENANT IMPROVEMENTS............................................................    2
   SECTION 2.03.  SURRENDER OF THE PREMISES......................................................................    3
   SECTION 2.04.  HOLDING OVER...................................................................................    3

ARTICLE 3 - RENT.................................................................................................    3

   SECTION 3.01.  BASE RENT......................................................................................    3
   SECTION 3.02.  ANNUAL RENTAL ADJUSTMENT DEFINITIONS...........................................................    3
   SECTION 3.03.  PAYMENT OF ADDITIONAL RENT.....................................................................    4
   SECTION 3.04.  LATE CHARGES...................................................................................    5
   SECTION 3.05.  MAXIMUM INCREASE IN OPERATING EXPENSES.........................................................    5

ARTICLE 4 - SECURITY DEPOSIT.....................................................................................    5

ARTICLE 5 - OCCUPANCY AND USE....................................................................................    5

   SECTION 5.01.  USE............................................................................................    5
   SECTION 5.02.  COVENANTS OF TENANT REGARDING USE..............................................................    5
   SECTION 5.03.  LANDLORD'S RIGHTS REGARDING USE................................................................    6

ARTICLE 6 - UTILITIES AND OTHER BUILDING SERVICES................................................................    6

   SECTION 6.01.  SERVICES TO BE PROVIDED........................................................................    6
   SECTION 6.02.  ADDITIONAL SERVICES............................................................................    7
   SECTION 6.03.  INTERRUPTION OF SERVICES.......................................................................    7

ARTICLE 7 - REPAIRS, MAINTENANCE AND ALTERATIONS.................................................................    7

   SECTION 7.01.  REPAIR AND MAINTENANCE OF BUILDING.............................................................    7
   SECTION 7.02.  REPAIR AND MAINTENANCE OF LEASED PREMISES......................................................    7
   SECTION 7.03.  ALTERATIONS....................................................................................    8

ARTICLE 8 - CASUALTY.............................................................................................    8

   SECTION 8.01.  CASUALTY.......................................................................................    8
   SECTION 8.02.  ALL RISK COVERAGE INSURANCE....................................................................    8

ARTICLE 9 - LIABILITY INSURANCE..................................................................................    9

   SECTION 9.01.  TENANT'S RESPONSIBILITY........................................................................    9
   SECTION 9.02.  TENANT'S INSURANCE.............................................................................    9
   SECTION 9.03.  LANDLORD'S RESPONSIBILITY......................................................................    9

ARTICLE 10 - EMINENT DOMAIN......................................................................................    9

ARTICLE 11 - ASSIGNMENT AND SUBLEASE.............................................................................   10

ARTICLE 12 - TRANSFERS BY LANDLORD...............................................................................   10

   SECTION 12.01.  SALE OF THE BUILDING..........................................................................   10
   SECTION 12.02.  SUBORDINATION AND ESTOPPEL CERTIFICATE........................................................   10

ARTICLE 13 - DEFAULT AND REMEDY..................................................................................   11

   SECTION 13.01.  DEFAULT.......................................................................................   11
   SECTION 13.02.  REMEDIES......................................................................................   11
   SECTION 13.03.  LANDLORD'S DEFAULT AND TENANT'S REMEDIES......................................................   12
   SECTION 13.04.  LIMITATION OF LANDLORD'S LIABILITY............................................................   12
   SECTION 13.05.  NONWAIVER OF DEFAULTS.........................................................................   12
   SECTION 13.06.  ATTORNEYS' FEES...............................................................................   12

ARTICLE 14 - LANDLORD'S RIGHT TO RELOCATE TENANT.................................................................   13

ARTICLE 15 - TENANT'S RESPONSIBILITY REGARDING ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES.......................   13

   SECTION 15.01.  ENVIRONMENTAL DEFINITIONS.....................................................................   13
   SECTION 15.02.  COMPLIANCE....................................................................................   13
   SECTION 15.03.  RESTRICTIONS ON TENANT........................................................................   13
   SECTION 15.04.  NOTICES, AFFIDAVITS, ETC......................................................................   13
   SECTION 15.05.  LANDLORD'S RIGHTS.............................................................................   14
   SECTION 15.06.  TENANT'S INDEMNIFICATION......................................................................   14
   SECTION 15.07.  EXISTING CONDITIONS...........................................................................   14

ARTICLE 16 - MISCELLANEOUS.......................................................................................   14

   SECTION 16.01.  BENEFIT OF LANDLORD AND TENANT................................................................   14
   SECTION 16.02.  GOVERNING LAW.................................................................................   14
   SECTION 16.03.  GUARANTY......................................................................................   14
   SECTION 16.04.  FORCE MAJEURE.................................................................................   14
   SECTION 16.05.  EXAMINATION OF LEASE..........................................................................   14
   SECTION 16.06.  INDEMNIFICATION FOR LEASING COMMISSIONS.......................................................   15
   SECTION 16.07.  NOTICES.......................................................................................   15
   SECTION 16.08.  PARTIAL INVALIDITY; COMPLETE AGREEMENT........................................................   15
   SECTION 16.09.  FINANCIAL STATEMENTS..........................................................................   15
   SECTION 16.10.  REPRESENTATIONS AND WARRANTIES................................................................   15
   SECTION 16.11.  AGENCY DISCLOSURE.............................................................................   15
   SECTION 16.12.  OPTION TO TERMINATE...........................................................................   15

EXHIBITS

    Exhibit A - Leased Premises

    Exhibit B - Tenant Improvements

    Exhibit C - Rules and Regulations

    Exhibit D - Form of Unconditional Guaranty of Lease

SEW/ACD/md/nm/dn
2/25/04

THIS LEASE is executed this 9 day of March, 2004, by and between DUKE REALTY OHIO, an Indiana general partnership ("Landlord"), and POCKETSCRIPT, INC., an Ohio corporation ("Tenant").

ARTICLE 1 - LEASE OF PREMISES

Section 1.01.  Basic Lease Provisions and Definitions.

A.       Leased Premises (shown outlined on Exhibit A attached hereto): Suite:
         207; Floor: 2nd; Building Name: 4770 Governor's Pointe; Address: 4770 Duke Drive, Mason, Ohio 45040 ("Building");

B.       Rentable Area: approximately 5,608 rentable square feet;

         Landlord shall use commercially reasonable standards, consistently applied, in determining the Rentable Area and the rentable area of the Building. The Rentable Area shall include the area within the Leased Premises plus a pro rata portion of the area covered by the common areas within the Building, as reasonably determined by Landlord from time to time. Landlord's determination of Rentable Area shall be deemed correct for all purposes hereunder.

C.       Building Expense Percentage: 7.38%;

D.       Minimum Annual Rent:

         May 1, 2004 - August 31, 2004             $     0.00 (4 months)
         September 1, 2004 - April 30, 2005        $36,452.00 (8 months)
         May 1, 2005 - April 30, 2006              $56,360.40 per year
         May 1, 2006 - April 30, 2007              $58,042.80 per year
         May 1, 2007 - April 30, 2008              $59,725.20 per year
         May 1, 2008 - April 30, 2009              $61,407.60 per year
         May 1, 2009 - August 31, 2009             $21,030.00 (4 months);

E.       Monthly Rental Installments:

         May 1, 2004 - August 31, 2004             $      0.00 per month
         September 1, 2004 - April 30, 2005        $  4,556.50 per month
         May 1, 2005 - April 30, 2006              $  4,696.70 per month
         May 1, 2006 - April 30, 2007              $  4,836.90 per month
         May 1, 2007 - April 30, 2008              $  4,977.10 per month
         May 1, 2008 - April 30, 2009              $  5,117.30 per month
         May 1, 2009 - August 31, 2009             $  5,257.50 per month;

F.       Term: Five (5) years and four (4) months;

G.       Target Commencement Date: May 1, 2004;

H.       Security Deposit: $4,556.50;

I. Brokers: Duke Realty Services Limited Partnership representing Landlord and The Staubach Company representing Tenant;

J.       Permitted Use: General office purposes;

K.       Address for payments and notices as follows:

         Landlord:                  Duke Realty Ohio
                                    Attn:  Senior Property Manager
                                    4555 Lake Forest Drive, Suite 400
                                    Cincinnati, OH  45242

         With Rental
         Payments to:               Duke Realty Ohio
                                    75 Remittance Drive, Suite 3205
                                    Chicago, IL  60675-3205

         Tenant:                    PocketScript, Inc.
                                    4770 Duke Drive, Suite 207
                                    Mason, OH  45040

                                    Copy to:

                                    Zix Corporation
                                    Attn:  Accounts Payable
                                    2711 N. Haskell Avenue, Suite 2300
                                    Dallas, TX  75204-2960

L.       Guarantor: Zix Corporation, a Texas corporation.

Section 1.02. Lease of Premises.

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord under the terms and conditions herein the Leased Premises.

ARTICLE 2 - TERM AND POSSESSION

Section 2.01. Term.

The term of this Lease ("Lease Term") shall be for the period of time as set forth in Section 1.01(F) hereof, and shall commence on the date (the "Commencement Date") that is the later to occur of (i) the Target Commencement Date; or (ii) substantial completion of the Tenant Improvements (as hereinafter defined); provided, however, that such date shall not be extended as a result of any Tenant-caused delays or change orders. Substantial completion shall mean the date on which the Tenant Improvements have been completed in accordance with Exhibit B, subject only to minor punchlist items which do not substantially interfere with Tenant's use of the Leased Premises.

Section 2.02. Construction of Tenant Improvements.

(a) Tenant has personally inspected the Leased Premises and accepts the same "AS IS" without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto except to construct in a good and workmanlike manner the improvements described on Exhibit B attached hereto and made a part hereof (the "Tenant Improvements").

(b) Promptly following the Commencement Date, Tenant shall execute Landlord's Letter of Understanding, acknowledging, among other things, that Tenant has accepted the Leased Premises. If Tenant takes possession of and occupies the Leased Premises, then, subject to subsection (a) above, Tenant shall be deemed to have accepted the Leased Premises and that the condition of the Leased Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects.

Section 2.03. Surrender of the Premises.

Upon the expiration or earlier termination of this Lease, Tenant shall immediately surrender the Leased Premises to Landlord in broom-clean condition and in good order, condition and repair, reasonable wear and tear excepted. Tenant shall remove its personal property, computer equipment, wiring and cabling (including above ceiling) in the Leased Premises, at its sole cost and expense. Tenant shall, at its expense, promptly repair any damage caused by any such removal, and shall restore the Leased Premises to the condition existing upon the Commencement Date, reasonable wear and tear excepted. All Tenant property which is not removed within ten (10) days following Landlord's written demand therefore shall be conclusively deemed to have been abandoned and Landlord shall be entitled to dispose of such property at Tenant's cost without incurring any liability to Tenant. The provisions of this section shall survive the expiration or other termination of this Lease.

Section 2.04. Holding Over.

If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, unless otherwise agreed in writing by Landlord, Tenant shall become a tenant from month to month at one hundred fifty percent (150%) of the Monthly Rental Installment and Annual Rental Adjustment for the Leased Premises in effect upon the date of such expiration or earlier termination, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease. Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant being given thirty (30) days' prior written notice from Landlord to vacate whether or not said notice is given on the rent paying date. This Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord's remedies in such event.

ARTICLE 3 - RENT

Section 3.01. Base Rent.

Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments in advance, without deduction or offset on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installments for partial calendar months shall be prorated.

Section 3.02. Annual Rental Adjustment Definitions.

A. "Annual Rental Adjustment" - shall mean the amount of Tenant's Proportionate Share of Operating Expenses for a particular calendar year.

B. "Operating Expenses" - shall mean the amount of all of Landlord's costs and expenses paid or incurred in operating, repairing, replacing and maintaining the Building (including the Common Areas as defined below) in good condition and repair for a particular calendar year, including all additional costs and expenses which Landlord reasonably determines that it would have paid or incurred during such year if the Building had been fully occupied, including by way of illustration and not limitation: all Real Estate Taxes, as hereinafter defined, insurance premiums and deductibles; water, sewer, electrical and other utility charges other than the separately billed electrical and other charges paid by Tenant as provided in this Lease (or other tenants in the Building); service and other charges incurred in the repair, replacement, operation and maintenance of the elevators and the heating, ventilation and air-conditioning system; costs associated with providing fitness facilities, if any; cleaning and other janitorial services; tools and supplies; repair costs; landscape maintenance costs; security services; license, permit and inspection fees; management or administrative fees; supplies, costs, wages and related employee benefits payable for the management, maintenance and operation of the Building; maintenance, repair and replacement of the driveways, parking and sidewalk areas (including snow and ice removal), landscaped areas, and lighting; maintenance and repair costs, dues, fees and assessments incurred under any covenants or owners association (the "Covenants"). The cost of any capital improvement shall be amortized over the useful life of such improvement (as reasonably determined by Landlord), and only the amortized portion shall be included in Operating Expenses. Operating Expenses shall not include the following:

         1.       Leasing commissions.

         2. The cost of tenant finish improvements provided solely for the benefit of other tenants or proposed tenants in the Building.

         3. Costs of correcting building code violations which violations were in existence on the Commencement Date.

         4.       Depreciation on the Building.

         5. The cost of services separately charged to and paid by another tenant in the Building.

         6. Interest payments and financing costs associated with Building financing.

         7. Legal fees associated with the preparation, interpretation and/or enforcement of leases.

         8. Repairs and replacements for which and to the extent that Landlord has been reimbursed by insurance and/or paid pursuant to warranties.

         9.       Advertising and promotional expenses.

         10. Costs representing amounts paid to an affiliate of Landlord for services or materials which are in excess of the amounts which would have been paid in the absence of such relationship.

         11.      Costs of the Tenant Improvements.

C. "Tenant's Proportionate Share of Operating Expenses" - shall be an amount equal to the product of Tenant's Building Expense Percentage times the Building Operating Expenses.

D. "Real Estate Taxes" - shall include any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, personal income or estate taxes) imposed upon the Building or Common Areas (hereinafter defined) (or against Landlord's business of leasing the Building) by any authority having the power to so charge or tax, together with the actual costs and expenses (including legal and other fees) of contesting the validity or amount of Real Estate Taxes.

 E. "Common Areas" - shall mean the areas of the Building and the land which are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others, and includes, by way of illustration and not limitation, entrances and exits, hallways and stairwells, conference facilities, if any, elevators, restrooms, sidewalks, driveways, parking areas, landscaped areas and other areas as may be designated by Landlord as part of the Common Areas of the Building. Tenant shall have the non-exclusive right, in common with others, to the use of the Common Areas.

Section 3.03. Payment of Additional Rent.

In addition to the Minimum Annual Rent specified in this Lease, Tenant shall pay to Landlord as "Additional Rent" for the Leased Premises, in each calendar year or partial calendar year, during the Lease Term, an amount equal to the Annual Rental Adjustment for such calendar year. The Annual Rental Adjustment shall be estimated annually by Landlord, and written notice thereof shall be given to Tenant prior to the beginning of each calendar year. Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment. If Real Estate Taxes or the cost of utility or janitorial services increase during a calendar year, Landlord may increase the estimated Annual Rental Adjustment during such year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment divided by the number of months remaining in such year. Within a reasonable time after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing the actual Annual Rental Adjustment. Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant, as the case may be, the difference between the actual Annual Rental Adjustment for the preceding calendar year and the estimated amount paid by Tenant during such year.

Section 3.04. Late Charges.

Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to timely pay any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate (as reported in the Wall Street Journal) of interest ("Prime Rate") plus six percent (6%) per annum.

Section 3.05. Maximum Increase in Operating Expenses.

Notwithstanding anything in this Lease to the contrary, Tenant will be responsible for Tenant's Proportionate Share of Real Estate Taxes, including the reasonable costs and expenses of contesting the validity or amount of Real Estate Taxes, service payments in lieu of Real Estate Taxes, insurance premiums, utilities, snow removal, management fees and covenants or owners association fees and assessments ("Uncontrollable Expenses"), without regard to the level of increase in any or all of the above in any year or other period of time. Tenant's obligation to pay all other Building Operating Expenses which are not Uncontrollable Expenses (herein "Controllable Expenses") shall be limited to a five percent (5%) per annum increase over the amount the Controllable Expenses for the immediately preceding calendar year would have been had the Controllable Expenses increased at the rate of five percent (5%) in all previous calendar years beginning with the actual Controllable Expenses for the year ending December 31, 2004.

ARTICLE 4 - SECURITY DEPOSIT

Upon execution of this Lease, Tenant shall deposit with Landlord the Security Deposit as security for the performance by Tenant of all of Tenant's obligations contained in this Lease. In the event of a default by Tenant, Landlord may apply all or any part of the Security Deposit to cure all or any part of such default; and Tenant agrees to promptly, upon demand, deposit such additional sum with Landlord as may be required to maintain the full amount of the Security Deposit. All sums held by Landlord pursuant to this section shall be without interest and may be commingled by Landlord. At the end of the Lease Term, Landlord shall return the Security Deposit to Tenant, less any amounts required to cure any Tenant defaults.

ARTICLE 5 - OCCUPANCY AND USE

Section 5.01. Use.

The Leased Premises shall be used by Tenant for the Permitted Use and for no other purposes without the prior written consent of Landlord.

Section 5.02. Covenants of Tenant Regarding Use.

Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with the Covenants and all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including without limitation those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, (iii) comply with and obey all reasonable directions of Landlord, including the Building Rules and Regulations attached hereto as Exhibit C and as may be modified from time to time by Landlord on reasonable notice to Tenant. Tenant shall not do or permit anything to be done in or about the Leased Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of the Building Rules and Regulations, but agrees to take reasonable measures to assure such other tenant's compliance. Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord for any increase in premium charged.

Section 5.03. Landlord's Rights Regarding Use.

In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises or the Common Areas, each of which may be exercised without notice or liability to Tenant: (a) Landlord may install such signs, advertisements or notices or tenant identification information on the directory board or tenant access doors as it shall deem necessary or proper; (b) Landlord shall have the right at any time to control, change or otherwise alter the Common Areas in such manner as it deems necessary or proper; (c) Landlord, its employees and agents and any mortgagee of the Building shall have the right to enter any part of the Leased Premises at reasonable times upon reasonable notice except in the event of an emergency where no notice shall be required for the purposes of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants and making such repairs, alterations or improvements to the Leased Premises or the Building as Landlord may deem necessary or desirable, provided, however, that any repairs made by Landlord shall be at Tenant's expense except as provided in
Section 7.02 hereof. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

ARTICLE 6 - UTILITIES AND OTHER BUILDING SERVICES

Section 6.01. Services to be Provided.

Provided Tenant is not in default, Landlord shall furnish to Tenant, except as noted below, the following utilities and other building services to the extent reasonably necessary for Tenant's comfortable use and occupancy of the Leased Premises for the Permitted Use or as may be required by law or directed by governmental authority:

(a) Heating, ventilation and air-conditioning between the hours of 8:00 a.m. and 6:00 p.m. Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturday of each week except on legal holidays;

(b) Electrical current for lighting and office equipment usage not to exceed four (4) watts per square foot;

(c)      Water in the Common Areas for lavatory and drinking purposes;

(d)      Automatic elevator service;

(e) Cleaning and janitorial service in the Leased Premises and Common Areas on Monday through Friday of each week except legal holidays; provided, however, Tenant shall be responsible for carpet cleaning other than routine vacuuming;

(f)      Washing of windows at intervals reasonably established by Landlord;

(g) Replacement of all lamps, bulbs, starters and ballasts in Building standard lighting as required from time to time as a result of normal usage;

(h) Cleaning and maintenance of the Common Areas, including the removal of rubbish, ice and snow; and

(i)      Repair and maintenance to the extent specified elsewhere in this Lease.

In the event of utility deregulation, Landlord may choose the utility service provider.

Section 6.02. Additional Services.

If Tenant requests utilities or building services in addition to those identified above or any of the above utilities or building services in frequency, scope, quality or quantity substantially greater than those which Landlord determines are normally required by other tenants in the Building for the Permitted Use, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. In the event Landlord is able to and does furnish such additional utilities or building services, the costs thereof shall be borne by Tenant, who shall reimburse Landlord monthly for the same as Additional Rent at the same time Monthly Rental Installments and other Additional Rent is due.

If any lights, density of staff, machines or equipment used by Tenant in the Leased Premises materially affect the temperature otherwise maintained by the Building's air-conditioning system or generate substantially more heat in the Leased Premises than that which would normally be generated by that typically used by other tenants in the Building or by tenants in comparable office buildings, then Landlord shall have the right to install any machinery or equipment which Landlord considers reasonably necessary in order to restore the temperature balance between the Leased Premises and the rest of the Building, including equipment which modifies the Building's air-conditioning system. All costs expended by Landlord to install any such machinery and equipment and any additional costs of operation and maintenance in connection therewith shall be borne by Tenant, who shall reimburse Landlord for the same as provided in this
Section 6.02.

Section 6.03. Interruption of Services.

Tenant understands, acknowledges and agrees that any one or more of the utilities or other Building services identified in Sections 6.01, 6.02 or otherwise hereunder may be interrupted by reason of accident, emergency or other causes beyond Landlord's control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder.

ARTICLE 7 - REPAIRS, MAINTENANCE AND ALTERATIONS

Section 7.01. Repair and Maintenance of Building.

Subject to Section 7.02 and except for any repairs made necessary by the negligence, misuse, or default of Tenant, its employees, agents, customers and invitees, Landlord shall make all necessary repairs to the roofs, exterior walls, exterior doors, windows, corridors and other Common Areas, and Landlord shall keep the Building in a safe, clean and neat condition and use reasonable efforts to keep all equipment used in common with other tenants in good condition and repair.

Section 7.02. Repair and Maintenance of Leased Premises.

Landlord shall keep and maintain the Leased Premises in good order, condition and repair. Except for ordinary wear and tear and damage which Tenant is not obligated to repair as provided elsewhere in this Lease, the cost of all repairs and maintenance to the Leased Premises shall be borne by Tenant (except as provided in Section 7.02 hereof), who shall be separately billed and shall reimburse Landlord for the same as Additional Rent, or as a part of Operating Expenses.

Section 7.03. Alterations.

Tenant shall not permit alterations in or to the Leased Premises unless and until the plans have been approved by Landlord in writing. As a condition of such approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease to the condition existing upon the Commencement Date, reasonable wear and tear excepted; otherwise, all such alterations shall at Landlord's option become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building. Upon completion of the work, Tenant shall provide lien waivers from the subcontractors or a final affidavit of lien waiver from the general contractor, and such lien waiver shall be in a form acceptable to Landlord. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute a consent by Landlord to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys' fees in connection with any construction or alteration and any related lien.

ARTICLE 8 - CASUALTY

Section 8.01. Casualty.

In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees to promptly restore and repair same; provided, however, Landlord's obligation hereunder shall be limited to the reconstruction of such of the tenant finish improvements as were originally required to be made by Landlord, if any. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (i) so destroyed that they cannot be repaired or rebuilt within one hundred eighty (180) days from the casualty date; or (ii) destroyed by a casualty which is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises; then, in case of a clause (i) casualty, either Landlord or Tenant may, or, in the case of a clause (ii) casualty, then Landlord may, upon thirty (30) days' written notice to the other party, terminate this Lease with respect to matters thereafter accruing.

Section 8.02. All Risk Coverage Insurance.

During the Lease Term, Landlord shall maintain all risk coverage insurance on the Building, but shall not protect Tenant's property on the Leased Premises; and, notwithstanding the provisions of Section 9.01 and Section 9.03, neither party shall be liable for any casualty damage to the other's property, regardless of cause, including the negligence of either party and its employees, agents and invitees. Tenant hereby expressly waives any right of recovery against Landlord for casualty damage to any property of Tenant located in or about the Leased Premises, however caused, including the negligence of Landlord and its employees, agents and invitees. Notwithstanding the provisions of
Section 9.01 below, Landlord hereby expressly waives any rights of recovery against Tenant for casualty damage to the Leased Premises or the Building, however caused, including the negligence of Landlord and its employees, agents and invitees. All insurance policies maintained by Landlord or Tenant as provided in this Lease shall contain an agreement by the insurer waiving the insurer's right of subrogation against the other party to this Lease.

ARTICLE 9 - LIABILITY INSURANCE

Section 9.01. Tenant's Responsibility.

Tenant shall assume the risk of, be responsible for, have the obligation to insure against, and indemnify Landlord and hold it harmless from any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in the Leased Premises, regardless of cause, except for any loss or damage covered by Landlord's all risk coverage insurance as provided in Section 8.02 and except for that caused directly by the sole negligence of Landlord or its employees, agents, customers or invitees; and Tenant hereby releases Landlord from any and all liability for the same. Tenant's obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including reasonable attorneys' fees, incurred in connection therewith. This provision shall survive the expiration or earlier termination of this Lease.

Section 9.02. Tenant's Insurance.

Tenant shall carry general public liability and property damage insurance, issued by one or more insurance companies reasonably acceptable to Landlord, with the following minimum coverages:

(a)      Worker's Compensation: minimum statutory amount.

(b) Commercial General Liability Insurance, including blanket, contractual liability, broad form property damage, personal injury, completed operations, products liability, and fire damage: Not less than $3,000,000 Combined Single Limit for both bodily injury and property damage.

(c) All Risk Coverage, Vandalism and Malicious Mischief, and Sprinkler Leakage insurance, if applicable, for the full cost of replacement of Tenant's property.

(d)      Business interruption insurance.

The insurance policies shall protect Tenant and Landlord as their interests may appear, naming Landlord and Landlord's managing agent and mortgagee as additional insureds, and shall provide that they may not be canceled on less than thirty (30) days' prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing all required coverages on or before the Commencement Date. If Tenant fails to carry such insurance and furnish Landlord with such Certificates of Insurance after a request to do so, Landlord may obtain such insurance and collect the cost thereof from Tenant.

Section 9.03. Landlord's Responsibility.

Landlord shall assume the risk of, be responsible for, have the obligation to insure against, and indemnify Tenant and hold it harmless from any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property (other than Tenant's property as provided in
Section 8.02) occurring in, on or about the Common Areas, regardless of cause, except for that caused by the sole negligence of Tenant or its employees, agents, customers or invitees; and Landlord hereby releases Tenant from any and all liability for the same. Landlord's obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including reasonable attorneys' fees, incurred in connection therewith. This provision shall survive the expiration or earlier termination of this Lease.

ARTICLE 10 - EMINENT DOMAIN

If all or any substantial part of the Building or Common Areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain so that the Leased Premises shall become unusable by Tenant for the Permitted Use, Tenant may terminate this Lease by giving written notice to Landlord as of the date possession thereof is so taken. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim dislocation damages if such amount is not subtracted from Landlord's award.

ARTICLE 11 - ASSIGNMENT AND SUBLEASE

Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or denied. If Tenant desires to assign or sublease this Lease to any entity or individual unrelated to Tenant, then Tenant shall provide Landlord with six (6) months prior written notice of its desire to assign this Lease or sublease the Leased Premises. Landlord, at its option, shall have six (6) months after receipt of such notice to try to assign the Lease or sublease the Leased Premises prior to Tenant's marketing of the Lease or Leased Premises for assignment or sublease. In the event of any permitted assignment or subletting, Tenant shall remain primarily liable hereunder, and any building signage, extension, expansion, rights of first offer, rights of first refusal or other options granted to Tenant under this Lease shall be rendered void and of no further force or effect. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Without in any way limiting Landlord's right to refuse to consent to any assignment or subletting of this Lease, Landlord reserves the right to refuse to give such consent if in Landlord's opinion (i) the Leased Premises are or may be in any way adversely affected; (ii) the business reputation of the proposed assignee or subtenant is unacceptable; (iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder; or (iv) the proposed assignee or subtenant is a prospective tenant reviewing a proposal from Landlord. Landlord further expressly reserves the right to refuse to give its consent to any subletting if the proposed rent is to be less than the then current rent for similar premises in the Building, or if the proposed assignee or subtenant is an existing tenant in the Building or in Governor's Pointe. If Landlord refuses to give its consent to any proposed assignment or subletting, Landlord may, at its option, within thirty (30) days after receiving a request to consent, terminate this Lease by giving Tenant thirty (30) days' prior written notice of such termination, whereupon each party shall be released from all further obligations and liability hereunder. In no event shall Tenant sublease the Leased Premises in whole or in part for a per square foot rental rate less than the per square foot rental rate hereunder. If Tenant shall make any assignment or sublease, with Landlord's consent, for a rental in excess of the rent payable under this Lease, Tenant shall pay to Landlord fifty percent (50%) of any such excess rental upon receipt. Tenant agrees to reimburse Landlord for reasonable accounting and attorneys' fees incurred in conjunction with the processing and documentation of any requested assignment, subletting or any other hypothecation of this Lease or Tenant's interest in and to the Leased Premises.

ARTICLE 12 - TRANSFERS BY LANDLORD

Section 12.01. Sale of the Building.

Landlord shall have the right to sell the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability hereunder after the date of such conveyance.

Section 12.02. Subordination and Estoppel Certificate.

Landlord shall have the right to subordinate this Lease to any mortgage presently existing or hereafter placed upon the Building by so declaring in such mortgage. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any instrument which Landlord deems reasonably necessary or desirable to confirm the subordination of this Lease and an estoppel certificate in such form as Landlord may reasonably request certifying (i) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (ii) the date to which rent has been paid, (iii) that there are not, to Tenant's knowledge, any uncured defaults or specifying such defaults if any are claimed, and (iv) any other matters or state of facts reasonably required respecting the Lease. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building.

Notwithstanding the foregoing, if the mortgagee shall take title to the Leased Premises through foreclosure or deed in lieu of foreclosure, Tenant shall be allowed to continue in possession of the Leased Premises as provided for in this Lease so long as Tenant shall not be in default.

ARTICLE 13 - DEFAULT AND REMEDY

Section 13.01. Default.

The occurrence of any of the following shall be a "Default":

(a) Tenant fails to pay any Monthly Rental Installment or Additional Rent within five (5) days after the same is due, or Tenant fails to pay any other amounts due Landlord from Tenant within ten (10) days after the same is due.

(b) Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently completes the required action within a reasonable time.

(c) Tenant shall vacate or abandon the Leased Premises, or fail to occupy the Leased Premises or any substantial portion thereof for a period of thirty (30) days.

(d) Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease.

(e) All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant's corporate charter if Tenant is a corporation.

Section 13.02. Remedies.

Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

(a) Landlord may apply the Security Deposit or re-enter the Leased Premises and cure any Default of Tenant, and Tenant shall reimburse Landlord as Additional Rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action.

(b) Landlord may terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Leased Premises as of the date of such Default, and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have. Upon the termination of this Lease, Landlord may declare the present value (discounted at the Prime Rate) of all rent which would have been due under this Lease for the balance of the Lease Term to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage which Landlord may sustain by reason of Tenant's Default ("Default Damages"), which shall include without limitation expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, brokers' commissions and attorneys' fees, it being expressly understood and agreed that the liabilities and remedies specified in this subsection (b) shall survive the termination of this Lease.

(c) Landlord may, without terminating this Lease, re-enter the Leased Premises and re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord as liquidated damages the present value (discounted at the Prime Rate) of the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term, together with all of Landlord's Default Damages.

(d) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

(e) In addition to the defaults and remedies described above, the parties agree that if Tenant is in violation of the performance of any (but not necessarily the same) material term or condition of this Lease three
         (3) or more times during any twelve (12) month period, regardless of whether such violations are ultimately cured, then such conduct shall, at Landlord's option, represent a separate Default.

Section 13.03. Landlord's Default and Tenant's Remedies.

Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder.

Section 13.04. Limitation of Landlord's Liability.

If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment.

Section 13.05. Nonwaiver of Defaults.

Neither party's failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord's receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 13.06. Attorneys' Fees.

If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys' fees incurred in connection therewith.

ARTICLE 14 - LANDLORD'S RIGHT TO RELOCATE TENANT

Landlord shall have the right upon at least thirty (30) days' prior written notice to Tenant to relocate Tenant and to substitute for the Leased Premises other space in the Building or in another building owned by Landlord, or an affiliated entity of Landlord, in the vicinity containing at least as much rentable area as the Leased Premises. Such substituted space shall be improved by Landlord, at its expense, with improvements at least equal in quantity and quality to those in the Leased Premises. Landlord shall reimburse Tenant for all reasonable expenses incurred in connection with such relocation, including the costs for printing of stationery and business cards with Tenant's new address. In no event shall Landlord be liable to Tenant for any consequential damages as a result of any such relocation, including, but not limited to, loss of business income or opportunity.

ARTICLE 15 - TENANT'S RESPONSIBILITY REGARDING ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

Section 15.01. Environmental Definitions.

A. "Environmental Laws" - All present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, the rules and regulations of the Federal Environmental Protection Agency or any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

B. "Hazardous Substances" - Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" "solid waste" or "infectious waste" under Environmental Laws.

Section 15.02. Compliance.

Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws including any notice from any source issued pursuant to the Environmental Laws or issued by any insurance company which shall impose any duty upon Tenant with respect to the use, occupancy, maintenance or alteration of the Leased Premises whether such notice shall be served upon Landlord or Tenant.

Section 15.03. Restrictions on Tenant.

Tenant shall operate its business and maintain the Leased Premises in compliance with all Environmental Laws. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

Section 15.04. Notices, Affidavits, Etc.

Tenant shall immediately notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises and shall immediately deliver to Landlord any notice received by Tenant relating to (i) and (ii) above from any source. Tenant shall execute affidavits, representations and the like within five (5) days of Landlord's request therefor concerning Tenant's best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

Section 15.05. Landlord's Rights.

Landlord and its agents shall have the right, but not the duty, upon advance notice (except in the case of emergency when no notice shall be required) to inspect the Leased Premises and conduct tests thereon to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Leased Premises. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant's business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant's property or business caused thereby.

Section 15.06. Tenant's Indemnification.

Tenant shall indemnify Landlord and Landlord's managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys' fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

Section 15.07. Existing Conditions.

Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease except to the extent Tenant exacerbates the same.

ARTICLE 16 - MISCELLANEOUS

Section 16.01. Benefit of Landlord and Tenant.

This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

Section 16.02. Governing Law.

This Lease shall be governed in accordance with the laws of the State where the Building is located.

Section 16.03. Guaranty.

In consideration of Landlord's leasing the Leased Premises to Tenant, Tenant shall provide Landlord with a Guaranty of Lease in the form attached hereto as Exhibit D, executed by the Guarantor.

Section 16.04. Force Majeure.

Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

Section 16.05. Examination of Lease.

Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

Section 16.06. Indemnification for Leasing Commissions.

The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto.

Section 16.07. Notices.

Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Article 1. If sent by overnight courier, the notice shall be deemed to have been given one (1) day after sending. If mailed, the notice shall be deemed to have been given on the date which is three (3) business days following mailing. Either party may change its address by giving written notice thereof to the other party.

Section 16.08. Partial Invalidity; Complete Agreement.

If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

Section 16.09. Financial Statements.

The financial statements of Guarantor are publicly available on the web site of the Securities and Exchange Commission (www.sec.gov), as Guarantor, Zix Corporation (NASDAQ: ZIXI), is a publicly-held entity and it is obligated to file audited, quarterly financial statements with the SEC.

Section 16.10. Representations and Warranties.

The undersigned represent and warrant that (i) such party is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the state under which it was organized; and (ii) the individual executing and delivering this Lease has been properly authorized to do so, and such execution and delivery shall bind such party.

Section 16.11. Agency Disclosure.

Tenant acknowledges having previously received the Agency Disclosure Statement attached. The broker as provided in Item I of the Basic Lease Provisions, its agents and employees, have represented only Landlord, and have not in any way represented Tenant, in the marketing, negotiation, and completion of this lease transaction.

Section 16.12. Option to Terminate.

Provided Tenant is not in default hereunder, Tenant shall have the option to terminate this Lease effective as of August 31, 2007. This option shall be exercised by (i) Tenant's giving written notice to Landlord of its intention to terminate on or before December 31, 2006, and (ii) Tenant's payment to Landlord of an amount equal to the sum of four (4) months of the then current Monthly Rental Installment and Annual Rental Adjustment, the unamortized Tenant Improvements and the unamortized broker's commission, which payment shall accompany the notice provided in (i) above. Such payment is made in consideration for Landlord's grant of this option to terminate, to compensate Landlord for rental and other concessions given to Tenant, and for other good and valuable consideration. Such payment shall not in any manner affect Tenant's obligations to pay Minimum Annual Rent and Annual Rental Adjustment or to perform its obligations under the Lease up to and including the date of termination. Failure to timely and properly exercise this option shall forever waive and extinguish it. If such option is validly exercised, then upon such termination, Tenant shall surrender the Leased Premises to Landlord in accordance with the terms of this Lease and each party shall be released from further liability hereunder; provided, however, that such termination shall not affect any right or obligation arising prior to termination or which survives termination of the Lease.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                                      LANDLORD:

                                      DUKE REALTY OHIO,
                                      an Indiana general partnership

                                      By:   Duke Realty Limited Partnership,
                                            a general partner

                                            By:   Duke Realty Corporation,
                                                  its general partner

                                                   By:  /s/ Kevin T. Rogus
                                                       ------------------------
                                                          Kevin T. Rogus
                                                          Senior Vice President

                                      TENANT:

                                      POCKETSCRIPT, INC.,
                                      an Ohio corporation

                                      By:   /s/ Ronald A. Woessner
                                         ---------------------------------------

                                      Printed:  Ronald A. Woessner
                                              ----------------------------------

                                      Title:  V.P.
                                            ------------------------------------

STATE OF OHIO               )
                            ) SS:
COUNTY OF HAMILTON          )

         Before me, a Notary Public in and for said County and State, personally appeared Kevin T. Rogus, by me known and by me known to be the Senior Vice President of Duke Realty Corporation, an Indiana corporation, the general partner of Duke Realty Limited Partnership, a general partner of Duke Realty Ohio, an Indiana general partnership, who acknowledged the execution of the foregoing "Lease" on behalf of said partnership.

         WITNESS my hand and Notarial Seal this 9 day of March, 2004.

                                      /s/ Naomi Gump
                                      -----------------------------------------
                                      Notary Public

                                      __________________________________________
                                      (Printed Signature)

My Commission Expires: _______________________

My County of Residence: ______________________


STATE OF Texas______________________)
                                    ) SS:

COUNTY OF Dallas ___________________)

         Before me, a Notary Public in and for said County and State, personally appeared Ronald A. Woessner , by me known and by me known to be the Vice President of PocketScript, Inc., an Ohio corporation, who acknowledged the execution of the foregoing "Lease" on behalf of said corporation.

         WITNESS my hand and Notarial Seal this 1st day of March, 2004.

                                      /s/ Darleen Harris
                                      ----------------------------------
                                      Notary Public

                                      Darleen Harris
                                      ----------------------------------
                                      (Printed Signature)

My Commission Expires: 5-15-05

My County of Residence: Collin

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